Exhibit 99.5

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Antonio Carrillo
Vice President and Group President
Energy Equipment Group
October 28, 2010

Thank you Steve, and good morning!

During the third quarter, we received some new orders for wind towers. Some of these orders filled production openings created by the reshuffling that Tim mentioned.

The economics of the wind energy industry continue to be challenged by a number of issues which is causing additional wind farm projects to be delayed. In the short term, this impacts our margins as we work to reschedule deliveries. Over the long term, it enhances our customer relationships. Once a sustainable recovery occurs, we will be in a position to produce strong results. I am pleased with our plants’ ability to handle this production reshuffling while remaining profitable.

We continue to be optimistic about the long-term prospects for wind energy. Our $1 billion backlog provides us with a long-term production platform. In the short-term, we may face some additional uncertainty about the timing of deliveries. There are too many variables to predict when a sustainable recovery will occur.

We are concentrating on staying flexible and responsive to customer requirements while maintaining sufficient capacity to handle new customer demand when it develops.

Our other businesses saw demand stabilize during the third quarter for most of their products and their backlogs began to grow.

I will now turn the call over to Bill for his comments.